Exhibit 99.1
Trimble Announces Second Quarter 2024 Results
•Record annualized recurring revenue, reflecting ongoing execution of the Connect & Scale strategy
•Record second quarter gross margin, demonstrating continuing business transformation and favorable mix shift
•Raising full year guidance for revenue and earnings per share
WESTMINSTER, Colo., Aug 6, 2024 - Trimble Inc. (NASDAQ: TRMB) today announced financial results for the second quarter of 2024.
Second Quarter 2024 Financial Highlights
•Revenue of $870.8 million, down 12 percent on a year-over-year basis, up 1 percent on an organic basis
•Annualized recurring revenue ("ARR") was $2.11 billion, up 12 percent year-over-year, up 14 percent on an organic basis
•GAAP operating income was $61.6 million, 7.1 percent of revenue and non-GAAP operating income was $194.4 million, 22.3 percent of revenue
•GAAP net income was $1,316.4 million and non-GAAP net income was $151.9 million
•Diluted earnings per share ("EPS") was $5.34 on a GAAP basis and $0.62 on a non-GAAP basis
•Adjusted EBITDA was $214.0 million, 24.6 percent of revenue
Executive Quote
"Strong execution across our business resulted in revenue and EPS above the midpoint of guidance. ARR reached a record $2.11 billion and gross margin also achieved a record level," said Rob Painter, Trimble's president and chief executive officer. "Our second quarter results demonstrate how Trimble's increased level of simplification and focus is delivering technology solutions to enhance customer productivity. We are raising our total year guidance, and we are excited to see Trimble innovation continue to transform the way the world works."
Forward-Looking Guidance
For the full-year 2024, Trimble expects to report revenue between $3,590 million and $3,670 million, GAAP earnings per share of $6.41 to $6.54, and non-GAAP earnings per share of $2.67 to $2.81. GAAP guidance assumes a tax rate of 24.0 percent and non-GAAP guidance assumes a tax rate of 17.2 percent. Both GAAP and non-GAAP earnings per share assume approximately 245 million shares outstanding.
For the third quarter of 2024, Trimble expects to report revenue between $840 million and $880 million, GAAP earnings per share of $0.28 to $0.34, and non-GAAP earnings per share of $0.58 to $0.64. GAAP guidance assumes a tax rate of 16.2 percent and non-GAAP guidance assumes a tax rate of 17.2 percent. Both GAAP and non-GAAP earnings per share assume approximately 245 million shares outstanding.
Full-year 2024 and third quarter of 2024 guidance both reflect the closing of the joint venture with AGCO which closed at the beginning of the second quarter of 2024. A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures and other information relating to these non-GAAP measures are included in the supplemental reconciliation schedule attached.
Investor Conference Call / Webcast Details
Trimble will hold a conference call on August 6, 2024 at 8:00 a.m. ET to review its second quarter of 2024 results. An accompanying slide presentation will be made available on the "Investors" section of the Trimble website, www.trimble.com, under the subheading "Events & Presentations." The call will be broadcast live on the web at http://investor.trimble.com. Investors without internet access may dial into the call at (888) 660-6347 (U.S.) or (929) 201-6594 (international). The conference ID is 1043223. The replay will also be available on the web at the address above.
About Trimble
Trimble is transforming the ways people move, build and live. Core technologies in positioning, modeling and data analytics connect the digital and physical worlds to improve our customers' productivity, quality, safety, transparency and sustainability. For more information about Trimble (NASDAQ: TRMB), visit: www.trimble.com.
Safe Harbor
Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation

Reform Act of 1995. These statements include expectations about our future financial and operational results. These forward-looking statements are subject to change, and actual results may materially differ due to certain risks and uncertainties. The Company's results may be adversely affected if the Company is unable to market, manufacture and ship new products, obtain new customers, effectively integrate new acquisitions or consummate divestitures in a timely manner, or get the benefits it is expecting from its joint ventures, including with AGCO. The Company's results would also be negatively impacted due to weakness and deterioration in the US and global macroeconomic outlook, including slowing growth, inflationary pressures and increases in interest rates, which may affect demand for our products and services and increase our costs, adversely affecting our revenues and profitability, supply chain shortages and disruptions, the pace at which our dealers work through their inventory, changes in our distribution channels, adverse geopolitical developments and the potential impact of volatility and conflict in the political and economic environment, including conflicts in the Middle East and between Russia and Ukraine and its direct and indirect impact on our business, foreign exchange fluctuations, the pace we transition our business model towards a subscription model, the imposition of barriers to international trade, the impact of acquisitions or divestitures, and our ability to maintain effective internal controls over financial reporting, including our ability to remediate our material weaknesses in our internal control over financial reporting. Any failure to achieve predicted results could negatively impact the Company's revenue, cash flow from operations, and other financial results. The Company's financial results will also depend on a number of other factors and risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10-K. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect the Company's position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company's expectations or any change of events, conditions, or circumstances on which any such statement is based.
FTRMB

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Second Quarter of		First Two Quarters of
	2024	2023	2024	2023
Revenue:
Product	$320.4	$490.5	$687.5	$924.9
Subscription and services	550.4	503.1	1,136.6	984.1
Total revenue	870.8	993.6	1,824.1	1,909.0
Cost of sales:
Product	176.5	233.9	384.0	450.1
Subscription and services	120.4	125.0	244.8	240.4
Amortization of purchased intangible assets	28.0	30.2	55.8	53.2
Total cost of sales	324.9	389.1	684.6	743.7
Gross margin	545.9	604.5	1,139.5	1,165.3
Gross margin (%)	62.7%	60.8%	62.5%	61.0%
Operating expense:
Research and development	161.5	174.8	331.7	334.1
Sales and marketing	142.5	155.3	289.3	290.7
General and administrative	148.7	141.3	282.8	252.0
Restructuring	5.1	7.6	11.7	14.3
Amortization of purchased intangible assets	26.5	31.9	53.2	43.6
Total operating expense	484.3	510.9	968.7	934.7
Operating income	61.6	93.6	170.8	230.6
Non-operating income (expense), net:
Divestitures gain, net	1,714.1	1.1	1,717.6	5.1
Interest expense, net	(18.1)	(46.7)	(63.3)	(66.4)
Income from equity method investments, net	4.3	8.0	9.9	19.4
Other income, net	0.1	1.5	—	29.4
Total non-operating income (expense), net	1,700.4	(36.1)	1,664.2	(12.5)
Income before taxes	1,762.0	57.5	1,835.0	218.1
Income tax provision	445.6	12.9	461.4	44.7
Net income	$1,316.4	$44.6	1,373.6	173.4
Earnings per share:
Basic	$5.37	$0.18	$5.60	$0.70
Diluted	$5.34	$0.18	$5.56	$0.70
Shares used in calculating earnings per share:
Basic	245.1	248.1	245.3	247.7
Diluted	246.4	249.0	246.9	248.9

CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	As of
	Second Quarter of	Year End
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$944.1	$229.8
Accounts receivable, net	577.0	706.6
Inventories	223.1	235.7
Prepaid expenses	94.8	89.8
Other current assets	126.1	147.8
Assets held for sale	—	421.2
Total current assets	1,965.1	1,830.9
Property and equipment, net	201.4	202.5
Operating lease right-of-use assets	113.7	124.0
Goodwill	5,198.3	5,350.6
Other purchased intangible assets, net	1,114.6	1,243.5
Deferred income tax assets	308.0	412.3
Equity method investments	400.4	105.8
Other non-current assets	296.3	269.7
Total assets	$9,597.8	$9,539.3
Liabilities and Stockholders' Equity
Current liabilities:
Short-term debt	$400.0	$530.4
Accounts payable	175.1	165.3
Accrued compensation and benefits	165.2	181.2
Deferred revenue	714.6	663.1
Income taxes payable	327.9	39.7
Other current liabilities	195.1	201.3
Liabilities held for sale	—	48.3
Total current liabilities	1,977.9	1,829.3
Long-term debt	1,389.7	2,536.2
Deferred revenue, non-current	99.0	98.3
Deferred income tax liabilities	226.9	287.8
Operating lease liabilities	111.7	121.9
Other non-current liabilities	159.2	165.7
Total liabilities	3,964.4	5,039.2
Stockholders' equity:
Common stock	0.2	0.2
Additional paid-in-capital	2,275.2	2,214.6
Retained earnings	3,628.4	2,437.4
Accumulated other comprehensive loss	(270.4)	(152.1)
Total stockholders' equity	5,633.4	4,500.1
Total liabilities and stockholders' equity	$9,597.8	$9,539.3

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	First Two Quarters of
	2024	2023
Cash flow from operating activities:
Net income	$1,373.6	$173.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	125.8	116.7
Deferred income taxes	50.4	(61.8)
Stock-based compensation	73.8	73.9
Divestitures gain, net	(1,717.6)	(5.1)
Other, net	8.7	(9.4)
(Increase) decrease in assets:
Accounts receivable, net	114.8	20.2
Inventories	14.1	24.2
Other current and non-current assets	(5.9)	(19.3)
Increase (decrease) in liabilities:
Accounts payable	12.9	(1.7)
Accrued compensation and benefits	(18.5)	4.5
Deferred revenue	55.5	(13.3)
Income taxes payable	265.7	10.3
Other current and non-current liabilities	(31.9)	38.5
Net cash provided by operating activities	321.4	351.1
Cash flow from investing activities:
Proceeds from divestitures	1,927.0	9.2
Acquisitions of businesses, net of cash acquired	(21.8)	(2,080.5)
Purchases of property and equipment	(21.1)	(19.0)
Other, net	(13.0)	40.1
Net cash provided by (used in) investing activities	1,871.1	(2,050.2)
Cash flow from financing activities:
Issuance of common stock, net of tax withholdings	(22.2)	(9.6)
Repurchases of common stock	(175.0)	—
Proceeds from debt and revolving credit lines	521.2	3,010.8
Payments on debt and revolving credit lines	(1,799.3)	(1,332.7)
Other, net	(4.6)	(6.5)
Net cash (used in) provided by financing activities	(1,479.9)	1,662.0
Effect of exchange rate changes on cash and cash equivalents	(7.4)	3.4
Net increase (decrease) in cash and cash equivalents	705.2	(33.7)
Cash and cash equivalents - beginning of period (1)	238.9	271.0
Cash and cash equivalents - end of period	$944.1	$237.3

Supplemental cash flow disclosure:
Cash tax paid, net, excluding tax for Trimble Ag divestiture	$49.5	$43.8
Cash tax paid for Trimble Ag divestiture	$50.0	$—

(1) Includes $9.1 million of cash and cash equivalents classified as held for sale as of December 29, 2023.

REPORTING SEGMENTS
(In millions)
(Unaudited)

	Reporting Segments
	AECO	Field Systems	T&L
SECOND QUARTER OF 2024:
Segment revenue	$299.7	$379.3	$191.8

Segment operating income	$79.1	$109.8	$35.9

Segment operating income as a % of segment revenue	26.4%	28.9%	18.7%

SECOND QUARTER OF 2023:
Segment revenue	$264.1	$540.6	$188.9

Segment operating income	$62.4	$175.9	$26.7

Segment operating income as a % of segment revenue	23.6%	32.5%	14.1%

	Reporting Segments
	AECO	Field Systems	T&L
FIRST TWO QUARTERS OF 2024:
Segment revenue	$638.8	$798.5	$386.8

Segment operating income	$205.8	$208.1	$72.2

Segment operating income as a % of segment revenue	32.2%	26.1%	18.7%

FIRST TWO QUARTERS OF 2023:
Segment revenue	$552.2	$1,020.5	$336.3

Segment operating income	$157.8	$313.3	$47.0

Segment operating income as a % of segment revenue	28.6%	30.7%	14.0%

GAAP TO NON-GAAP RECONCILIATION
(Dollars in millions, except per share data)
(Unaudited)

		Second Quarter of				First Two Quarters of
		2024		2023		2024		2023
		Dollar Amount	% of Revenue	Dollar Amount	% of Revenue	Dollar Amount	% of Revenue	Dollar Amount	% of Revenue
REVENUE:
GAAP revenue:		$870.8		$993.6		$1,824.1		$1,909.0

GROSS MARGIN:
GAAP gross margin:		$545.9	62.7%	$604.5	60.8%	$1,139.5	62.5%	$1,165.3	61.0%
Amortization of purchased intangible assets	(A)	28.0		30.2		55.8		53.2
Acquisition / divestiture items	(B)	—		0.2		—		0.4
Stock-based compensation / deferred compensation	(C)	4.2		4.1		8.5		7.6
Restructuring and other costs	(D)	0.6		(1.0)		2.0		(0.7)
Non-GAAP gross margin:		$578.7	66.5%	$638.0	64.2%	$1,205.8	66.1%	$1,225.8	64.2%

OPERATING EXPENSES:
GAAP operating expenses:		$484.3	55.6%	$510.9	51.4%	$968.7	53.1%	$934.7	49.0%
Amortization of purchased intangible assets	(A)	(26.5)		(31.9)		(53.2)		(43.6)
Acquisition / divestiture items	(B)	(33.9)		(26.3)		(57.8)		(33.1)
Stock-based compensation / deferred compensation	(C)	(33.9)		(38.0)		(68.4)		(69.9)
Restructuring and other costs	(D)	(5.7)		(7.7)		(12.3)		(19.4)
Non-GAAP operating expenses:		$384.3	44.1%	$407.0	41.0%	$777.0	42.6%	$768.7	40.3%

OPERATING INCOME:
GAAP operating income:		$61.6	7.1%	$93.6	9.4%	$170.8	9.4%	$230.6	12.1%
Amortization of purchased intangible assets	(A)	54.5		62.1		109.0		96.8
Acquisition / divestiture items	(B)	33.9		26.5		57.8		33.5
Stock-based compensation / deferred compensation	(C)	38.1		42.1		76.9		77.5
Restructuring and other costs	(D)	6.3		6.7		14.3		18.7
Non-GAAP operating income:		$194.4	22.3%	$231.0	23.2%	$428.8	23.5%	$457.1	23.9%

NON-OPERATING INCOME (EXPENSE), NET:
GAAP non-operating income (expense), net:		$1,700.4		$(36.1)		$1,664.2		$(12.5)
Acquisition / divestiture items	(B)	(1,716.1)		(0.9)		(1,719.5)		(32.5)
Deferred compensation	(C)	(0.7)		(1.7)		(3.1)		(3.7)
Restructuring and other costs	(D)	5.4		—		5.4		1.3
Non-GAAP non-operating expense, net:		$(11.0)		$(38.7)		$(53.0)		$(47.4)

			GAAP and Non-GAAP Tax Rate %		GAAP and Non-GAAP Tax Rate %		GAAP and Non-GAAP Tax Rate %		GAAP and Non-GAAP Tax Rate %
			(G)		(G)		(G)		(G)
INCOME TAX PROVISION:
GAAP income tax provision:		$445.6	25.3%	$12.9	22.4%	$461.4	25.1%	$44.7	20.5%
Non-GAAP items tax effected	(E)	(399.4)		30.2		(373.6)		41.4
Difference in GAAP and Non-GAAP tax rate	(F)	(14.7)		(9.8)		(23.0)		(13.3)
Non-GAAP income tax provision:		$31.5	17.2%	$33.3	17.3%	$64.8	17.2%	$72.8	17.8%

		Second Quarter of				First Two Quarters of
		2024		2023		2024		2023
		Dollar Amount	% of Revenue	Dollar Amount	% of Revenue	Dollar Amount	% of Revenue	Dollar Amount	% of Revenue
NET INCOME:
GAAP net income:		$1,316.4		$44.6		$1,373.6		$173.4
Amortization of purchased intangible assets	(A)	54.5		62.1		109.0		96.8
Acquisition / divestiture items	(B)	(1,682.2)		25.6		(1,661.7)		1.0
Stock-based compensation / deferred compensation	(C)	37.4		40.4		73.8		73.8
Restructuring and other costs	(D)	11.7		6.7		19.7		20.0
Non-GAAP tax adjustments	(E) - (F)	414.1		(20.4)		396.6		(28.1)
Non-GAAP net income:		$151.9		$159.0		$311.0		$336.9

DILUTED NET INCOME PER SHARE:
GAAP diluted net income per share:		$5.34		$0.18		$5.56		$0.70
Amortization of purchased intangible assets	(A)	0.22		0.25		0.45		0.39
Acquisition / divestiture items	(B)	(6.82)		0.10		(6.73)		—
Stock-based compensation / deferred compensation	(C)	0.15		0.16		0.30		0.29
Restructuring and other costs	(D)	0.05		0.03		0.08		0.08
Non-GAAP tax adjustments	(E) - (F)	1.68		(0.08)		1.60		(0.11)
Non-GAAP diluted net income per share:		$0.62		$0.64		$1.26		$1.35

ADJUSTED EBITDA:
GAAP operating income:		$61.6	7.1%	$93.6	9.4%	$170.8	9.4%	$230.6	12.1%
Amortization of purchased intangible assets	(A)	54.5		62.1		109.0		96.8
Acquisition / divestiture items	(B)	33.9		26.5		57.8		33.5
Stock-based compensation / deferred compensation	(C)	38.1		42.1		76.9		77.5
Restructuring and other costs	(D)	6.3		6.7		14.3		18.7
Non-GAAP operating income:		194.4	22.3%	231.0	23.2%	428.8	23.5%	457.1	23.9%
Depreciation expense and cloud computing amortization		12.1		12.5		23.0		23.8
Income from equity method investments, net		7.5		8.0		13.1		19.4
Adjusted EBITDA:		$214.0	24.6%	$251.5	25.3%	$464.9	25.5%	$500.3	26.2%

		Third Quarter of 2024		Year 2024
		Low End	High End	Low End	High End
FORECASTED DILUTED NET INCOME PER SHARE:
Forecasted GAAP diluted net income per share:		$0.28	$0.34	$6.41	$6.54
Amortization of purchased intangible assets	(A)	0.18	0.18	0.81	0.81
Acquisition / divestiture items	(B)	0.02	0.02	(6.75)	(6.75)
Stock-based compensation / deferred compensation	(C)	0.14	0.14	0.60	0.60
Restructuring and other costs	(D)	0.02	0.02	0.12	0.12
Non-GAAP tax adjustments	(E) - (F)	(0.06)	(0.06)	1.48	1.49
Forecasted non-GAAP diluted net income per share:		$0.58	$0.64	$2.67	$2.81

FOOTNOTES TO GAAP TO NON-GAAP RECONCILIATION

This press release includes GAAP financial measures as well as non-GAAP financial measures, which are not meant to be considered in isolation or as a substitute for comparable GAAP. We believe these non-GAAP financial measures provide useful information to investors and others in understanding our "core operating performance", which excludes (i) the effect of non-cash items and certain variable charges not expected to recur; and (ii) transactions that are not meaningful in comparison to our past operating performance or not reflective of ongoing financial results. Lastly, we believe that our core operating performance offers a supplemental measure for period-to-period comparisons and can be used to evaluate our historical and prospective financial performance, as well as our performance relative to competitors.
The non-GAAP definitions, and explanations to the adjustments to comparable GAAP measures are included below:
Non-GAAP Definitions
Non-GAAP gross margin
We define Non-GAAP gross margin as GAAP gross margin, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, deferred compensation, and restructuring and other costs. We believe our investors benefit by understanding our non-GAAP gross margin as a way of understanding how product mix, pricing decisions, and manufacturing costs influence our business.
Non-GAAP operating expenses
We define Non-GAAP operating expenses as GAAP operating expenses, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, deferred compensation, and restructuring and other costs. We believe this measure is important to investors evaluating our non-GAAP spending in relation to revenue.
Non-GAAP operating income
We define Non-GAAP operating income as GAAP operating income, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, deferred compensation, and restructuring and other costs. We believe our investors benefit by understanding our non-GAAP operating income trends, which are driven by revenue, gross margin, and spending.
Non-GAAP non-operating expense, net
We define Non-GAAP non-operating expense, net as GAAP non-operating income (expense), net, excluding acquisition/divestiture items, deferred compensation, and restructuring and other costs. We believe this measure helps investors evaluate our non-operating expense trends.
Non-GAAP income tax provision
We define Non-GAAP income tax provision as GAAP income tax provision, excluding charges and benefits such as net deferred tax impacts resulting from the non-U.S. intercompany transfer of intellectual property, tax law changes, and significant one-time reserve releases upon the statute of limitations expirations. We believe this measure helps investors because it provides for consistent treatment of excluded items in our non-GAAP presentation and a difference in the GAAP and non-GAAP tax rates.
Non-GAAP net income
We define Non-GAAP net income as GAAP net income, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, restructuring and other costs, and non-GAAP tax adjustments. This measure provides a supplemental view of net income trends, which are driven by non-GAAP income before taxes and our non-GAAP tax rate.
Non-GAAP diluted net income per share
We define Non-GAAP diluted net income per share as GAAP diluted net income per share, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, restructuring and other costs, and non-GAAP tax adjustments. We believe our investors benefit by understanding our non-GAAP operating performance as reflected in a per share calculation as a way of measuring non-GAAP operating performance by ownership in the Company.

Adjusted EBITDA
We define Adjusted EBITDA as non-GAAP operating income plus depreciation expense, cloud computing amortization, and income from equity method investments, net, excluding our proportionate share of items such as amortization of purchased intangibles, stock-based compensation, and restructuring costs. Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is a performance measure that we believe offers a useful view of the overall operations of our business because it facilitates operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, depreciation, and amortization of purchased intangibles and cloud computing costs.
Explanations of Non-GAAP adjustments
(A)Amortization of purchased intangible assets. Non-GAAP gross margin and operating expenses exclude the amortization of purchased intangible assets, which primarily represents technology and/or customer relationships already developed.
(B)Acquisition / divestiture items. Non-GAAP gross margin and operating expenses exclude costs consisting of external and incremental costs resulting directly from acquisitions, divestitures, and strategic investment activities such as legal, due diligence, integration, and other closing costs, including the acceleration of acquisition stock awards and adjustments to the fair value of earn-out liabilities. Non-GAAP non-operating expense, net, excludes one-time acquisition/divestiture charges, including foreign currency exchange rate gains/losses related to an acquisition, divestiture gains/losses, and strategic investment gains/losses. These are one-time costs that vary significantly in amount and timing and are not indicative of our core operating performance.
(C)Stock-based compensation / deferred compensation. Non-GAAP gross margin and operating expenses exclude stock-based compensation and income or expense associated with movement in our non-qualified deferred compensation plan liabilities. Changes in non-qualified deferred compensation plan assets, included in non-operating expense, net, offset the income or expense in the plan liabilities.
(D)Restructuring and other costs. Non-GAAP gross margin and operating expenses exclude restructuring and other costs comprised of termination benefits related to reductions in employee headcount and closure or exit of facilities, executive severance agreements, business exit costs, as well as a $20 million commitment to donate to the Trimble Foundation that was paid over four quarters ending in the first quarter of 2023. Non-GAAP non-operating expense net, excludes our proportionate share of items recorded in income from equity method investment items, such as amortization of purchased intangibles, stock-based compensation, and restructuring costs.
(E)Non-GAAP items tax effected. This amount adjusts the provision for income taxes to reflect the effect of the non-GAAP items (A) through (D) on non-GAAP net income.
(F)Difference in GAAP and Non-GAAP tax rate. This amount represents the difference between the GAAP and non-GAAP tax rates applied to the non-GAAP operating income plus the non-GAAP non-operating expense, net. The non-GAAP tax rate excludes charges and benefits such as (i) deferred tax impacts from tax amortization relating to a non-U.S. intercompany transfer of intellectual property and R&D cost capitalization impact to global intangible low-taxed income, and (ii) significant one-time reserve releases upon statute of limitations expirations.
(G)GAAP and non-GAAP tax rate percentages. These percentages are defined as GAAP income tax provision as a percentage of GAAP income before taxes and non-GAAP income tax provision as a percentage of non-GAAP income before taxes.
OTHER KEY METRICS
Annualized Recurring Revenue
In addition to providing non-GAAP financial measures, Trimble provides an ARR performance measure in order to provide investors with a supplementary indicator of the value of the Company's current recurring revenue contracts. ARR represents the estimated annualized value of recurring revenue. ARR is calculated by taking our subscription and maintenance and support for the current quarter and adding the portion of the contract value of all our term licenses attributable to the current quarter, then dividing that sum by the number of days in the quarter and then multiplying that quotient by 365. ARR should be viewed independently of revenue and deferred revenue as it is a performance measure and is not intended to be combined with or to replace either of those items.
Organic Annualized Recurring Revenue
Organic annualized recurring revenue refers to annualized recurring revenue excluding the impacts of (i) foreign currency translation, and (ii) acquisitions and divestitures that closed in the prior 12 months.

Organic Revenue
Organic revenue refers to revenue excluding the impacts of (i) foreign currency translation, and (ii) acquisitions and divestitures that closed in the prior 12 months.